As Filed with the Securities and Exchange Commission on August 8, 2007

Post-Effective Amendment to Registration Statements on Form S-8 (Registration Nos. 333-126184, 333-57137, 333-89807,

333-87744, 333-104492, 333-104495, 333-102590, 333-111549, 333-112522, 333-116518, 333-118364, 333-134692)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

K2, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2077125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, California

(Address of Principal Executive Offices)

2005 Long-Term Incentive Plan of K2, Inc.

1994 Incentive Stock Option Plan of K2, Inc.

1994 Stock Option Plan and Directors’ Non-Qualified Stock Option

Plan of Ride, Inc.

1999 Stock Options Plan of K2, Inc.

2000 Non-Employee Directors’ Stock Option Plan of Rawlings

Sporting Goods Company, Inc.

1994 Long-Term Incentive Plan of Rawlings Sporting Goods

Company, Inc.

1994 Long-Term Incentive Plan, 1994 Non-Employee Directors’

Stock Plan, 2000 Non-Employee Directors’ Stock Plan and

Amended and Restated Employment Agreement of Stephan M.

O’Hara of Rawlings Sporting Goods Company, Inc.

1997 Stock Option Plan and Employee Stock Purchase Plan of

Brass Eagle Inc.

1998 Stock Option Plan of Fotoball USA, Inc.

2004 Long-Term Incentive Plan of K2 Inc.

Incentive Stock Option Plan and 2000 Stock Option Plan of

Marmot Mountain Ltd.

2006 Long-Term Incentive Plan of K2 Inc.

(Full title of the plan)

James E. Lillie

President

5818 El Camino Real

Carlsbad, California 92008

(760) 494-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark A. Rosebrock

Associate General Counsel and Assistant Secretary

5818 El Camino Real

Carlsbad, California 92008

(760) 494-1000

Deregistration of Securities

Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, K2, Inc. (the “Company”) hereby withdraws from registration under this Post-Effective Amendment any and all shares of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) originally registered under the Registration Statements on Form S-8 (File Nos. 333-126184, 333-57137, 333-89807, 333-87744, 333-104492, 333-104495, 333-102590, 333-111549, 333-112522, 333-116518, 333-118364, 333-134692) which have not been issued. Following the merger of the Company with K2 Merger Sub, Inc., a wholly owned subsidiary of Jarden Corporation, such shares will not be issued or sold.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, K2, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statements on Form S-8 (File Nos. 333-126184, 333-57137, 333-89807, 333-87744, 333-104492, 333-104495, 333-102590, 333-111549, 333-112522, 333-116518, 333-118364, 333-134692) to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Carlsbad, State of California, on the 8th day of August, 2007.

K2, INC.

By:	/S/ JAMES E. LILLIE
Name: James E. Lillie
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form S-8 (File Nos. 333-126184, 333-57137, 333-89807, 333-87744, 333-104492, 333-104495, 333-102590, 333-111549, 333-112522, 333-116518, 333-118364, 333-134692) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES E. LILLIE	President [Principal Executive Officer]	August 8, 2007
Name: James E. Lillie

/S/ DUDLEY W. MENDENHALL	Chief Financial Officer & Senior Vice President – Finance [Principal Financial Officer]	August 8, 2007
Name: Dudley W. Mendenhall

/S/ THOMAS HILLEBRANDT	Corporate Controller and Chief Accounting Officer [Principal Accounting Officer]	August 8, 2007
Name: Thomas Hillebrandt

/S/ MARTIN E. FRANKLIN	Director	August 8, 2007
Name: Martin E. Franklin

/S/ IAN G.H. ASHKEN	Director	August 8, 2007
Name: Ian G.H. Ashken